EXHIBIT  (a) (1) (iii)

                          FORM OF LETTER OF TRANSMITTAL
                          -----------------------------
       (including Guidelines for Certification of Taxpayer Identification)

                              LETTER OF TRANSMITTAL
          Regarding the 5-YEAR NON-INTEREST-BEARING DEBT OBLIGATIONS of
                              AUTOLEND GROUP, INC.

       Tendered Pursuant to the Offer to Purchase Dated November 15, 2001

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,
     AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE PARTNERSHIP BY, 12:00 MIDNIGHT MOUNTAIN DAYLIGHT SAVINGS TIME, ON THE 30TH DAY, DECEMBER, 2001
       (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY OFFERORS.


Name of Debt Holder:___________________________  If  applicable:
Street Address (or PO Box):__________________    Custodian name_________________
City, State, Zip (or Postal code):___________ Custodian Address______________ Country:_____________________________________ City, State, Zip:______________
Face value of Debt tendered:_________________    Account#:______________________
Optional: Fax and/or phone #:___________________ (in case of problems)
Tax  I.D.#:___________________________

I am a Debt holder of AutoLend Group, Inc.'s debt obligations as issued in AutoLend's bankruptcy proceedings (the five-year unsecured non-interest-bearing debt which was made effective March 5, 1999), or the duly, authorized representative or agent thereof. I hereby tender my Debt, or that of my principal, interest, as described and specified below, to Prinova Capital Group, LLC. (the "Offeror"), upon the terms and conditions set forth in the Offer to Purchase, dated August 15, 2001 (collectively, the "Offer to Purchase" and "Letter of Transmittal" constitute the "Offer").

THIS LETTER OF TRANSMITTAL IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE RIGHT OF THE OFFEROR TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

I hereby represent and warrant that I have full authority to sell my interests, or those of my principal, to the Offeror, and that the Offeror will acquire good title, free and clear of any adverse claim. Upon request, I will execute and deliver any additional documents necessary to complete the sale of my interests in accordance with the terms of the Offer.

I hereby appoint Prinova Capital Group, LLC (without posting of a bond) as my attorney-in-fact with respect to my interests, or those of my principal, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (1) transfer ownership of my interests or those of my principal on the Company's books to the respective Offeror, (2) change the address of record of my interests or those of my principal prior to or after completing the transfer, (3) execute and deliver lost certificate indemnities and all other transfer documents, (4) direct any custodian or trustee holding record title to the interests to do what is necessary, including executing and delivering a copy of this Letter of Transmittal, and (5) upon payment by the respective Offeror of the purchase price, to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of my interests hereby tendered.


                                     (Over)
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                           INSTRUCTIONS TO TENDER DEBT

Please  complete  the  following  steps  to  tender  your  Debt:
     -    Complete  Part  1.  by  inserting  the  amount  of  Debt  tendered.
     -    Complete  Part 2. by providing your telephone and facsimile number(s).
     - Complete Part 3. by providing the appropriate signature(s). (Note: if you account is held by a Trustee or Custodian, sign below and forward this form to the Trustee or Custodian at the address noted on the first page of this Letter of Transmittal to complete the remaining steps). All signatures must be notarized by a Notary Public or equivalent.
     - Return your original Certificate(s) of Ownership for the interests with this form. If you are unable to locate your Certificate(s) of Ownership, complete the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership.

PART 1.  AMOUNT  OF  DEBT  TO  BE  TENDERED:
[ ] I tender my entire interest or that of my principal if I am acting as agent or custodian in the Debt of $_____ face value, for a price of 5% of face value.

PART 2.  TELEPHONE  NUMBER(S).
My telephone numbers are:(   )           [Daytime] and (   )          [Evening]
                         ----------------              ---------------

PART  3.  SIGNATURE(S).

FOR  INDIVIDUAL/JOINT  OWNERS:

     _________________________________       ___________________________________
     Print  Name  of Debt Holder             If Joint, Print Name of Joint Owner


     _________________________________       ___________________________________
     Signature  of  Debt  Holder             If  Joint, Signature of Joint Owner


     Sworn  to  me this ___ day              Sworn to me this ___day  of
     of _________, 2001                      ___________,  2001


     __________________________________       __________________________________
     Notary  Public                           Notary  Public

Return  or  Deliver:       (1) this Letter of Transmittal;     (2) your original
Certificate(s) of Ownership for the interests, or if you are unable to locate your Certificate(s) of Ownership, the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership; and (3) the Substitute Form W-9 on or before the Expiration Date to:


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